UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2006
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Amendment No. 1 to the Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Visteon Corporation (the “Company”) on January 11, 2006 (the “Original Form 8-K”) to provide updated disclosures regarding the Company’s three-year restructuring and improvement plan as described in the Original Form 8-K. This Amendment No. 1 also furnishes information regarding the Company’s financial results for fourth quarter and fiscal year 2005.
SECTION 2 — FINANCIAL INFORMATION
Item 2.02. Results of Operations and Financial Condition.
     On February 10, 2006, the Company issued a press release regarding its financial results for fourth quarter and fiscal year 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05. Costs Associated with Exit or Disposal Activities.
     As discussed in the Original Form 8-K, the Company previously announced the commencement of a three-year improvement plan that involves the restructuring of up to 23 underperforming and/or non-strategic plants.
     During the fourth quarter of 2005 the Company recorded $28 million of severance and other restructuring costs related to this three-year improvement plan, which will be settled in cash. The Company is expecting to be reimbursed for these costs from the restructuring escrow account funded by Ford Motor Company on October 1, 2005.
     The Company currently estimates that the cumulative costs associated with this three-year improvement plan will be approximately $650 million, of which approximately $100 million is expected to be non-cash costs. This estimate has been reduced from the Company’s previous estimate as provided in the Original Form 8-K to reflect the reduced value of assets associated with certain plants that have been impaired as described in Item 2.06 below. However, the timing and amount of these costs are likely to change as the details of the plan are finalized over the plan period.
     Statements contained in this report, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in the Company’s most recent report to the SEC on Form 10-Q, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-K and 8-K. The Company does not intend or assume any obligation to update any forward-looking statement.
Item 2.06. Material Impairments.
     During the fourth quarter of 2005, the Company recorded a non-cash impairment charge of $335 million to adjust certain lived long-lived assets to their estimated fair values in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” A significant amount of this impairment charge relates to product lines manufactured at facilities that are subject to the Company’s three-year improvement plan discussed above in Item 2.05.
SECTION 7 — REGULATION FD
Item 7.01. Regulation FD Disclosure.
     See “Item 2.02. Results of Operations and Financial Condition” above.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated February 10, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: February 10, 2006	By:	/s/ William G. Quigley III
William G. Quigley III
Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press release dated February 10, 2006.